Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (No. 333-106912) of our report dated December 16, 2002 relating to the financial statements and financial statement schedules, which appears in Kulicke and Soffa Industries, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

September 12, 2003